Exhibit 23.2.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2021, relating to the consolidated financial statements of Evergy Kansas Central, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Evergy, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri

September 1, 2021